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                                                                    EXHIBIT 99.1

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
MESA AIR GROUP, INC.                        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
40 North 44th Street, Suite 700             DIRECTORS
Phoenix, Arizona 85008                      The undersigned hereby appoints Blaine M. Jones and
                                            Steven E. Markhoff and each of them, as Proxies, each
                                            with the power to appoint his substitute, and hereby
                                            authorizes such Proxies to represent and to vote, as
                                            designated below, all the shares of Common Stock of Mesa
                                            Air Group, Inc. held of record by the undersigned on
                                            April   , 1999, at the Special Meeting of Shareholders
                                            to be held on May   , 1999, or any adjournment thereof.
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PROXY

1. AUTHORIZE ISSUANCE OF SHARES OF MESA AIR COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, DATED AS OF JANUARY 29, 1999, AMONG MESA AIR GROUP, INC., MESA MERGER CORPORATION AND CCAIR, INC.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

2.  ELECTION OF DIRECTORS.

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
    Paul R. Madden          Daniel J. Altobello       General Ronald R. Fogelman, U.S.A.F.
    Jonathan G. Ornstein    Jock Braly                Maurice A. Parker
    James E. Swigart        Herbert A. Denton         Larry L. Risley
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
             [ ]  FOR ALL NOMINEES LISTED ABOVE              [ ]  WITHHOLD AUTHORITY (except as
                                                                  marked to the contrary to vote
                                                                  for all nominees listed above
                                                                  contrary below)
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          (INSTRUCTION:  To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

3. RATIFY APPOINTMENT OF KPMG LLP TO ACT AS INDEPENDENT AUDITORS OF MESA AIR GROUP, INC. FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

4.  PROPOSAL TO HIRE AN INVESTMENT BANKER.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

5.  PROPOSAL TO ADOPT CUMULATIVE VOTING.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4 AND 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
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Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature if held jointly

                                              Dated:
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                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE